UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

TINGO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

43 West 23rd Street New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 847-0144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2021, holders of a majority of the outstanding voting securities of Tingo, Inc. (the “Company”) approved the amendment and restatement of the Company’s Articles of Incorporation (“Restated Articles”). The purpose of the Restated Articles was to increase the number of authorized shares of capital stock of the Company from 1.5 billion shares to 2.5 billion shares, with the entire amount of the increase consisting of a change in the number of authorized shares of Class A common stock from 1.25 billion to 2.25 billion shares. A copy of the Restated Articles is attached to this Current Report as Exhibit 3(i).

Item 5.05	Amendments to the Registrant’s Code of Ethics, or a Waiver of a Provision of the Code of Ethics.

On October 18, 2021, the Board of Directors of the Company adopted a Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics is attached to this Current Report as Exhibit 14.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 18, 2021, holders of a majority of the outstanding common stock of Tingo, Inc. (the “Company”) approved the Restated Articles as described in Item 5.03 of this Current Report.

Item 8.01	Other Events.

On October 19, 2021, the Company issued a press release announcing its submission of an application to list its shares on the New York Stock Exchange. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3(i)       Amended and Restated Articles of Incorporation of Tingo, Inc.

14.1       Tingo, Inc. Code of Business Conduct and Ethics.

99.1       Press release issued on October 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tingo, Inc.

Date: October 19, 2021	By:	/s/ Kenneth Denos
		Name:	Kenneth Denos
		Title:	Secretary

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